UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 3, 2017
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 3, 2017, CIBER Holding GmbH (“Ciber Holding”) a subsidiary of Ciber, Inc. (“Ciber”) and Ciber, as guarantor for Ciber Holding, Blitz 17-11 GmbH (“Blitz 17-11”), a subsidiary of Allgeier SE (“Allgeier”), and Allgeier as guarantor for Blitz 17-11, announced that (i) they have signed a purchase agreement for the sale of all of the outstanding shares of Ciber AG (“Ciber Germany”), which operates Ciber’s business in Germany and all of the outstanding shares of Ciber France SAS, which operates Ciber’s business in France, and (ii) Ciber Danmark A/S (“Ciber Denmark”), which operates Ciber’s business in Denmark, and Blitz 17-11 have signed a purchase agreement for the sale of substantially all of the assets of Ciber Denmark (such purchase agreements together, the “Agreement” and such sales together, the “Ciber Germany Sale”). Subject to the terms of the Agreement, Blitz 17-11 agreed to pay, in the aggregate, an approximately $8.8 million (USD) cash purchase price (the “Purchase Price”), which price is to be paid in three separate installments at closing, in March 2018, and in March 2019, subject to the achievement of certain operating performance targets for fiscal years 2017 and 2018. Ciber anticipates using the proceeds from the Ciber Germany Sale for working capital and to use up to 50% of the net proceeds to reduce its borrowings under its ABL Facility with Wells Fargo Bank, N.A (“Wells Fargo”). The Agreement also contains representations, warranties and covenants, as well as indemnification provisions customary for transactions of this nature. Completion of the transaction is subject to customary closing conditions, including the performance of covenants and the satisfaction of certain other conditions, including the receipt of applicable regulatory approvals, consent of Wells Fargo, no material adverse change with respect to Ciber Germany, Ciber Holding or Ciber since the date of the Agreement, and other terms as set forth in the Agreement. Ciber Holding will continue to be involved in the full transition of the business to Blitz 17-11 after the closing of the transaction, which is expected to be completed in the first quarter of 2017, subject to the satisfaction of closing conditions as described above. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, to be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

On February 3, 2017, Ciber and Allgeier issued a press release regarding the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: February 3, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer